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                                                                   EXHIBIT 10(d)
                        HELENE CURTIS INDUSTRIES, INC.
           SUPPLEMENTAL PROFIT SHARING AND RETIREMENT SAVINGS PLAN


        Helene Curtis Industries, Inc., a Delaware corporation with its principal place of business in Chicago, Illinois ("Company"), hereby establishes the Helene Curtis Industries, Inc. Supplemental Profit Sharing and Retirement Savings Plan ("Supplemental Retirement Plan") effective as of January 1, 1985.

                             Section 1 - Purpose

        The purpose of the Supplemental Retirement Plan is to provide benefits which Participants in the Helene Curtis Industries, Inc. Profit Sharing Retirement Savings Plan ("Retirement Plan") would have received under such plan except for the maximum benefit limitations ("Benefit Limitations") provided in the Retirement Plan, as required by Section 415 of the Internal Revenue Code of 1954, as amended ("Code").

                           Section 2 - Definitions

        The words and phrases as used herein shall be as defined in the Retirement Plan, unless the context clearly requires otherwise.

                  Section 3 - Eligibility and Participation

        An employee shall be a Participant in and entitled to benefits under the Supplemental Retirement Plan if he is a participant in the Retirement Plan, and he is designated as a participant in the Supplemental Retirement Plan by the Compensation and Stock Option Committee of the Board of Directors of the Company ("Committee"). Once an employee becomes a Participant in the Supplemental Retirement Plan he shall remain a Participant until his Supplemental Retirement Account has been fully distributed.
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Notwithstanding the foregoing, the Committee may suspend the active participation of any Participant and thereupon such Participant shall be deemed an inactive Participant.

                       Section 4 - Participant Accounts


        The Company shall establish a bookkeeping account for the benefit of each Participant (which account shall be hereinafter referred to as "Supplemental Retirement Account").

           Section 5 - Credits to Supplemental Retirement Accounts


        The Company shall credit to the Participant's Supplemental Retirement Account the following amounts:

        (a) For each Plan Year during which the employee is an active Participant under the Supplemental Retirement Plan, the amount by which (i) below exceeds (ii) below:

            (i) The amount of Employer contributions and forfeitures which the Employer would have allocated to the Participant's Employer Contribution Account under the Retirement Plan without regard to the Benefit Limitations contained therein.

           (ii) The amount of Employer contributions and forfeitures actually allocated to the Participant's Employer Contribution Account under the Retirement Plan; plus

        (b) For each Plan Year during which the employee is an active or inactive Participant under the Supplemental Retirement Plan an amount equal to the earnings that would have been credited


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                to the Participant's Supplemental Retirement Account if that account had been an Employer Contribution Account invested pursuant to Section 5.1 of the Retirement Plan.

                    Section 6 - Time and Method of Payment


6.1     Time of Payment

        The payment of the benefit under the Supplemental Retirement Plan will commence at the same time as the first payment of benefits under the Retirement Plan.

6.2     Method of Payment

        (a) The benefits under the Supplemental Retirement Plan shall be paid pursuant to the election made by the Participant in accordance with
             Section 6.2(b).

        (b) Prior to the end of each Plan Year, the Participant shall elect whether the amounts, if any, credited to his Supplemental Retirement Account for such year under Section 5(a), and any earnings attributable thereto, shall be paid as a lump sum payment or in substantially equal quarterly installments over a five year period. If payments are to be in installments, the amount of each installment shall be calculated based upon the balance in the Participant's Supplemental Retirement Account as of the last day of the Plan Year preceding the date of payment.


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                           Section 7 - Beneficiary


        Each Participant shall have the right to designate, by giving a written designation in an approved form to the Company, a person or persons, entity or entities to receive any benefit which may become payable upon his death or any installments under Section 6.2(b) of the Supplemental Retirement Plan remaining unpaid at his death. Successive designations may be made, and the last designation received by the Company prior to the death of the Participant shall be effective and shall revoke all prior designations. If a designated person shall die before the Participant, his interest shall terminate, and, unless otherwise provided in the Participant's designation, such interest shall be paid in equal shares to those Beneficiaries, if any, who survive the Participant. The Participant shall have the right to revoke the designation of any Beneficiary without the consent of the Beneficiary subject to prevailing community property laws, if any.

                             Section B - Funding

        All benefits under the Supplemental Retirement Plan will be paid from the general assets of the Company. The Company is not obligated to segregate any assets for payment of benefits but will reserve on its books such sums as it deems necessary to provide the benefits hereunder. Since no separate fund will be established, such sums will remain the sole property of the Company and will continue to be subject to the claims of the Company's creditors.

                           Section 9 - Forfeitures


        The Participant will forfeit all rights under the Supplemental Retirement Plan in the event he commits any fraud or malfeasance against


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the Employer or violates the terms of any employment agreement with the
Employer, either before or after termination of employment.

                          Section 10 - Miscellaneous


10.1    Employment Rights

        The Supplemental Retirement Plan does not constitute a contract of employment and participation in the Supplemental Retirement Plan will not give any Participant the right to be retained in the employ of the Employer, nor any right or claim to a benefit under the Supplemental Retirement Plan unless specifically provided by the Supplemental Retirement Plan.

10.2    Restrictions Upon Assignments and Creditor's Claims

        No active Participant or inactive Participant or any Beneficiary or the estate of any such person shall have any power to assign, pledge, encumber or transfer any interest in any benefits under the Supplemental Retirement Plan. Any such attempt at alienation shall be void. The interests of persons entitled to benefits under the Supplemental Retirement Plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provision of the Code, or any state's income tax act or pursuant to compliance with a Qualified Domestic Relations Order pursuant to the Employee Retirement Income Security Act of 1974, as amended.

10.3    Controlling Law

        The laws of Illinois shall be controlling in all matters relating to the Plan except to the extent superseded by the laws of the United States.


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10.4    Action by Company

        Any action required or permitted by the Company under the Supplemental Retirement Plan shall be by resolution of the Committee or any person or persons authorized by resolution of the Board of Directors.

10.5    Interpretation

        The Supplemental Retirement Plan shall be administered and interpreted by the Committee or any person or persons authorized by resolution of the Board of Directors in a manner consistent with the Retirement Plan and all Participants shall be bound by the decision of the Committee or other authorized person or persons.

10.6    Gender and Number

        Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural and the plural shall include the singular.

                    Section 11 - Amendment or Termination

        The Board of Directors of the Company may amend or terminate the Supplemental Retirement Plan at any time, except that, without the consent of any Participant in the Supplemental Retirement Plan, no such amendment or termination shall reduce his right to receive any benefit accrued hereunder prior to the date of such amendment or termination.



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